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Filed Pursuant to 424(b)(2) Registration File No.: 333-109921 Registration File No.: 333-102991

Prospectus Supplement to Prospectus dated November 6, 2003

$850,000,000

$250,000,000 Floating Rate Notes due January 15, 2010

$600,000,000 4.20% Notes due January 15, 2010

        We will pay interest on the floating rate notes at a rate equal to the then applicable U.S. dollar LIBOR rate plus .30% as described herein, and pay such interest on January 15, April 15, July 15 and October 15, commencing January 18, 2005, and at maturity. The rate of interest on the floating rate notes will be reset quarterly, as described herein.

        We will pay interest on the 4.20% notes due January 15, 2010 on each January 15 and July 15. The first interest payment will be made on July 15, 2005.

        The Notes (as defined herein) are not redeemable prior to their maturity. There is no sinking fund for the Notes. The Notes are unsecured.

Floating Rate Notes due January 15, 2010

	Per Note	Total
Initial public offering price	100%	$250,000,000
Underwriting discount	0.325%	$812,500
Proceeds to us, before expenses	99.675%	$249,187,500

4.20% Notes due January 15, 2010

	Per Note	Total
Initial public offering price	99.847%	$599,082,000
Underwriting discount	0.325%	$1,950,000
Proceeds to us, before expenses	99.522%	$597,132,000

        The Notes are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on December 20, 2004.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-running Managers

Lehman Brothers	Morgan Stanley
ABN AMRO Incorporated
Banc of America Securities LLC
BNY Capital Markets, Inc.
Credit Suisse First Boston
Wachovia Securities
ISI Group Inc.
Ramirez & Co., Inc.
The Williams Capital Group, L.P.

The date of this prospectus supplement is December 13, 2004.

        You should rely only on the information that this prospectus supplement and the accompanying prospectus contains or incorporates by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell the Notes, and seeking offers to buy the Notes, only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, regardless of the time of their delivery or any sale of the Notes.

        We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (this settlement cycle being referred to as "T+5"). You should note that the trading of the Notes on the date of this prospectus supplement or the next business day may be affected by the T+5 settlement. See "Underwriting."

ABOUT THIS PROSPECTUS SUPPLEMENT

        We provide information to you about the Notes (referred to in the accompanying prospectus as "senior debt securities") in two documents that progressively provide more detail—this prospectus supplement and the accompanying prospectus. Since the terms of the Notes may differ from the general terms of the senior debt securities described in the prospectus, you should rely on the information in this prospectus supplement over contradictory information in the prospectus. You should read the prospectus and this prospectus supplement together for a complete description of the Notes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the Notes:

  •
  Our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2003;

  •
  Our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004; and

  •
  Current Reports on Form 8-K dated March 17, August 3 and October 19, 2004.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 461-3187, attention Investor Relations Department WMT0735.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of the Notes in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of this prospectus supplement.

WASHINGTON MUTUAL, INC.

        With a history dating back to 1889, Washington Mutual, Inc. (together with its subsidiaries, "Washington Mutual" or the "Company") is a financial services company committed to serving consumers and small-to mid-sized businesses. At September 30, 2004, we had stockholders' equity of $20.82 billion. Based on consolidated total assets of $288.83 billion at September 30, 2004, we were the largest thrift holding company in the United States and the 7th largest among all U.S.-based bank and thrift holding companies.

        Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and the greater New York/New Jersey metropolitan area, and has operations in 35 other states. We manage and report information concerning the Company's activities, operations, products and services around three segments: Retail Banking and Financial Services, Mortgage Banking and the Commercial Group.

USE OF PROCEEDS

        We anticipate that the net proceeds from the sale of the Notes, before expenses, will be $846,319,500. We will apply the proceeds from the sale of the Notes for general corporate purposes, including providing funding to our subsidiaries, and repurchasing shares of our common stock. Until we use the proceeds from the sale of the Notes for these purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2004
1999	2000	2001	2002	2003
1.37	1.30	1.60	2.03	2.29	1.92

For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2004
1999	2000	2001	2002	2003
1.37	1.30	1.60	2.03	2.29	1.92

For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expenses.

CERTAIN TERMS OF THE NOTES

        The floating rate notes due January 15, 2010 and the 4.20% notes due January 15, 2010 (each, a "series of Notes" and collectively, the "Notes") are each a series of senior debt securities as described in the accompanying prospecuts. The following description of the particular terms of the Notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus. Capitalized terms used herein and not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus or in the senior debt indenture referred to in this prospectus supplement.

General

        The Notes will mature on January 15, 2010. We will issue the Notes under the senior indenture between Washington Mutual, Inc. and The Bank of New York, as trustee (the "indenture"). An officers' certificate will set forth the terms of the Notes in accordance with the indenture. The Notes will rank equally with all of our other unsecured and unsubordinated debt. See "Description of Debt Securities" in the prospectus for a description of the general terms and provisions of our senior debt securities, including the Notes, under the indenture.

        We may, without the consent of the holders of the relevant series of Notes, issue additional notes of that series having the same ranking and the same interest rate, maturity and other terms (except for the public offering price and issue date) as that series of Notes, provided that such additional notes do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount than the outstanding Notes of that series have as of the date of the issue of such additional notes. Any of these additional notes, together with the other Notes of that series, will constitute a single series of notes under the indenture. No additional notes may be issued if an Event of Default has occurred with respect to that series of Notes.

        We will issue Notes only in registered form, in denominations of $1,000 and integral multiples of $1,000. We will pay principal and interest at the corporate trust office of the trustee at New York, New York or at such other office or agency that we will maintain for such purpose in New York City. At our option, we may pay interest by check mailed to the person entitled to payment at that person's address appearing on the register of the Notes.

        The Notes will not be redeemable by us or repayable at the option of the holders prior to maturity. The Notes will not be subject to any sinking fund.

  Floating Rate Notes due January 15, 2010

        The Floating Rate Notes due January 15, 2010 will initially be limited to a total principal amount of $250,000,000 (the "floating rate notes"). The floating rate notes will mature on January 15, 2010.

        The floating rate notes will bear interest from December 20, 2004 to, but excluding, January 18, 2005 at a rate per annum equal to the initial interest rate and thereafter will be reset as described below at a rate per annum equal to LIBOR (as defined below) plus 0.30% per annum. The initial interest rate will be equal to LIBOR plus 0.30% per annum as determined by the calculation agent as described below. Interest on the floating rate notes will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "interest payment date"), commencing January 18, 2005, to the person in whose name such notes are registered at the close of business on the preceding January 1, April 1, July 1 or October 1, as applicable (whether or not a business day). Interest will be computed based on an actual/360 day count basis. Interest payments for the floating rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the interest payment date or maturity date (except as described below), as the case may be.

        If any interest payment date, other than the maturity date, falls on a day that is not a business day, the interest payment will be postponed to the next day that is a business day, except if that business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of the floating rate notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date.

        The rate of interest on the floating rate notes will be reset quarterly (the "interest reset period," and the first day of each interest reset period will be an "interest reset date"). The interest reset dates will be January 15, April 15, July 15 and October 15 of each year; provided that the interest rate in effect from December 20, 2004 to but excluding the first interest reset date will be the initial interest rate. If any interest reset date falls on a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, except if that business day is in the next succeeding calendar month, the interest reset date will be the next preceding business day.

        As used herein, "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and London, England.

        The calculation agent for the floating rate notes is The Bank of New York, which we refer to as the "calculation agent." Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

        The calculation agent will determine the initial interest rate on the second London banking day preceding the issue date for the floating rate notes and the interest rate for each succeeding interest reset period by reference to LIBOR on the second London banking day preceding the applicable interest reset date, each of which we refer to as an "interest determination date."

        "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        The interest rate for the floating rate notes will be based on the London interbank offered rate, which we refer to as "LIBOR," and will be determined by the calculation agent as follows:

            (i)  As of an interest determination date, LIBOR will be the rate for deposits in U.S. dollars for a period of (a) with respect to the interest determination date related to the initial interest rate, one month, or (b) with respect to all subsequent interest determination dates, three months, commencing on the related interest reset date, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on that interest determination date.

           (ii)  If no rate appears, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of (a) with respect to the interest determination date related to the initial interest rate, one month, or (b) with respect to all subsequent interest determination dates, three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the related interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that interest reset date, by three major banks in New York City, as selected by the calculation agent after consultation with us, for loans in U.S. dollars to leading European banks, for a period of (a) with respect to the interest determination date related to the initial interest rate, one month, or (b) with respect to all subsequent interest determination dates, three months, commencing on the related interest reset date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no preceding interest reset period, the rate of interest payable will be the initial interest rate.

        Accrued interest on any floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date, or if none, the initial interest rate. All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest cent (with one-half cent rounded upward).

  4.20% Notes due January 15, 2010

        The 4.20% Notes due January 15, 2010 will initially be limited to a total principal amount of $600,000,000 (the "4.20% notes"). The 4.20% notes will mature on January 15, 2010.

        The 4.20% notes will bear interest from December 20, 2004, or from the most recent date to which we have paid or provided for interest, at the annual rate of 4.20%. We will pay interest semiannually on the 4.20% notes on each January 15 and July 15, beginning on July 15, 2005, to the person in whose name the notes are registered at the close of business on the January 1 or July 1 prior to the payment date.

        We will compute interest on the 4.20% notes on the basis of a 360-day year of twelve 30-day months. If an interest payment date or the maturity date falls on a day that is not a business day, the payment will be made on the next business day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date or the maturity date, as the case may be, to the date the payment is made.

Book-Entry, Delivery and Form

        Each series of Notes will be issued in the form of one or more fully registered global notes, the "global notes," which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, the "depositary" or "DTC," and registered in the name of Cede & Co., the depositary's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the depositary. Investors may elect to hold interests in the global notes held by the depositary through Clearstream Banking, société anonyme, "Clearstream, Luxembourg," or Euroclear Bank S.A./N.V. as operator of the Euroclear System, the "Euroclear operator," if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator, in such capacities, the "U.S. depositaries." Because holders will acquire, hold and transfer security entitlements with respect to the Notes through accounts with DTC and its participants, including Clearstream, Luxembourg, the Euroclear operator and their participants, a beneficial holder's rights with respect to the Notes will be subject to the laws (including Article 8 of the Uniform Commercial Code) and contractual provisions governing a holder's relationship with its securities intermediary and the relationship between its securities intermediary and each other securities intermediary between it and us, as the issuer. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the depositary or to a successor of the depositary or its nominee.

        DTC has advised us as follows: DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("direct participants") deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates. direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of direct participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). DTC has Standard & Poor's highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC.

        According to the depositary, the foregoing information relating to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

        Distributions with respect to the Notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

        The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

        The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

        The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

        Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

        Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of Notes among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

        Investors electing to acquire Notes through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer Notes through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of securities.

        Investors who are Euroclear participants may acquire, hold or transfer interests in Notes by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

        The Euroclear operator further advises that investors that acquire, hold and transfer interests in the Notes by bookentry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the global notes.

        The Euroclear operator further advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit.

        Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

        Individual certificates in respect of the Notes will not be issued in exchange for the registered global notes, except in very limited circumstances. If the depositary notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global notes or ceases to be a clearing agency registered under the Securities Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from the depositary or upon becoming aware that the depositary is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by the registered global notes upon delivery of the registered global notes for cancellation.

        Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the Notes may be transferred within the depositary in accordance with procedures established for this purpose by the depositary. Transfers of book-entry interests in the Notes among Clearstream, Luxembourg and the Euroclear operator and the depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the depositary.

        A further description of the depositary's procedures with respect to the global notes is set forth in the prospectus under "Forms of Securities—Global Securities." The depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

        Initial settlement for the registered global notes will be made in immediately available funds. Secondary market trading between the depositary's participants will occur in the ordinary way in accordance with the depositary's rules and will be settled in immediately available funds using the depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through the depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the depositary in accordance with the depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of interests in the Notes received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a depositary participant will be made during subsequent securities settlement processing and dated the business day following the depositary settlement date. Credits of interests or any transactions involving interests in the Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the Notes by or through a Clearstream, Luxembourg customer or a Euroclear participant to a depositary participant will be received with value on the depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the depositary.

        Although the depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Notices

        Notices to holders of the Notes will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the depositary, as holder of the global notes, will be passed on to the beneficial owners of the Notes in accordance with the standard rules and procedures of the depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income tax considerations for non-U.S. Holders (as defined below) material to the purchase, ownership and disposition of the Notes. This summary does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. For example, it does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, holders that have a functional currency other than the U.S. dollar, or certain U.S. expatriates. It also does not discuss notes held as part of a hedge, straddle, conversion, "synthetic security" or other integrated transaction. This summary addresses only holders that purchase the Notes in connection with their original issue from the initial purchaser at the issue price and that hold the Notes as capital assets. It does not include any description of any alternative minimum tax consequences, federal estate tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Notes.

        This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and administrative and judicial decisions currently in effect, all of which are subject to change (possibly with retroactive effect) or possible differing interpretations.

        YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE ANTICIPATED TAX CONSEQUENCES TO YOU OF HOLDING THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

        For the purposes of this summary, you are a "U.S. Holder" if you own the Notes and:

  •
  You are a citizen or resident of the United States;

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  You are a corporation (or other entity taxable as a corporation under U.S. income tax laws) created or organized in or under the laws of the United States or of any political subdivision of the United States;

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  You are an estate the income of which is includable in gross income for United States federal income tax purposes regardless of its source; or

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  You are a trust subject to the primary supervision of a United States court and the control of one or more United States persons, or a trust (other than a wholly owned grantor trust) that has made a valid election to be treated as a domestic trust despite not meeting the requirements described above.

        You are a "Non-U.S. Holder" if you own the Notes but are not a U.S. Holder.

        If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, is a holder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such a partnership, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Notes.

Payments of Interest

        If you are a Non-U.S. Holder, payments of interest or premium (if any) on the Notes made to you will be exempt from United States income or withholding tax, unless:

  •
  You hold the Notes as part of a United States trade or business, in which case such income from the Notes will be subject to United States federal income tax as if you were a U.S. Holder, and such income may also be subject to the branch profits tax if you are a corporation;

  •
  You own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, or you are a controlled foreign corporation related, directly or indirectly, to us through stock ownership; or

  •
  You fail to provide to us the required certification that you are not a United States person or to provide your name and address or otherwise satisfy applicable documentation requirements.

Sale, Redemption or Other Disposition

        If you are a Non-U.S. Holder, you will not be subject to United States federal income tax on gain realized on the sale, exchange, redemption or other disposition of the Notes unless:

  •
  Such gain is effectively connected with your conduct of a trade or business in the United States, in which case such gain will be subject to United States federal income tax as if you were a U.S. Holder, and such gain may also be subject to the branch profits tax if you are a corporation; or

  •
  You are an individual holder present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

        Certain "backup" withholding and information reporting requirements may apply to payments of principal, premium (if any) and interest on the Notes and to certain payments of proceeds of the sale or other disposition of the Notes made to non-corporate investors in the Notes. Backup withholding and information reporting generally will not apply to payments made to a Non-U.S. Holder if you have provided the required certification under penalties of perjury that you are not a U.S. Holder or have otherwise established an exemption. Any amounts withheld under the backup withholding rules from a payment to you may be claimed as a credit against your U.S. federal income tax liability provided you furnish the required information to the IRS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated December 13, 2004, we have agreed to sell to the underwriters named below, for whom Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, the following respective principal amounts of Notes:

Underwriter	Principal Amount of 4.20% Notes	Principal Amount of Floating Rate Notes
Lehman Brothers Inc.	$225,000,000	$93,750,000
Morgan Stanley & Co. Incorporated	225,000,000	93,750,000
ABN AMRO Incorporated	26,400,000	11,000,000
Banc of America Securities LLC	26,400,000	11,000,000
BNY Capital Markets, Inc.	26,400,000	11,000,000
Credit Suisse First Boston LLC	26,400,000	11,000,000
Wachovia Securities, Inc.	26,400,000	11,000,000
International Strategy & Investment Group Inc.	6,000,000	2,500,000
Samuel A. Ramirez & Company, Inc.	6,000,000	2,500,000
The Williams Capital Group, L.P.	6,000,000	2,500,000

Total	$600,000,000	$250,000,000

        The underwriters propose to offer the Notes initially at the respective public offering prices on the cover page of this prospectus supplement and to selling group members at that price less a concession of 0.20% of the principal amount per Note. The underwriters and selling group members may reallow a discount of 0.10% of the principal amount per Note on sales to other broker/dealers. After the initial offering the underwriters may change the respective public offering prices and concession.

        Each series of Notes is a new issue of securities with no established trading market. One or more of the underwriters for a series of Notes has advised us that it intends to make a market in the Notes of that series but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of Notes.

        In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes that it is required to purchase in the offering. Stabilizing transaction consists of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $600,000. The underwriters have agreed to reimburse us for a portion of our expenses related to the offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        Certain of the underwriters will make the Notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Corporation, an Internet-based communications technology provider. Market Axess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. Market Axess Corporation, a registered broker-dealer, will receive compensation from any underwriter based on transactions such underwriter conducts through the system. Certain of the underwriters will make the Notes available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

        We expect that delivery of each series of Notes will be made against payment therefor on or about December 20, 2004 which is the fifth business day following the date of the pricing of each series of Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof or the next following business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        In the ordinary course of business, certain of the underwriters and their affiliates have provided and may in the future continue to provide investment banking, commercial banking and/or other financial services to us and our subsidiaries for which they have received, and may in the future receive, compensation. The Bank of New York, an affiliate of BNY Capital Markets, Inc. is the trustee under the indenture that governs the Notes and the calculation agent for the floating rate notes.

LEGAL OPINIONS

        Heller Ehrman White & McAuliffe LLP, Seattle, Washington, will pass upon the validity of the Notes for us. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon the validity of the Notes for the underwriters. As of December 1, 2004, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 13,492 shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; and SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002; and the restatement of the 2002 and 2001 financial statements), and have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

PROSPECTUS

$5,000,000,000

Debt Securities
Preferred Stock
Depositary Shares

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

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  we may sell any of the following securities from time to time:

  —
  debt securities

  —
  preferred stock

  —
  depositary shares

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  we will provide a prospectus supplement each time we issue the securities; and

  •
  the prospectus supplement will provide specific information about the terms of that issuance and also may add, update or change information contained in this prospectus.

        We may also issue common stock upon conversion or exchange of any of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 6, 2003.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports and other information with the Securities and Exchange Commission ("SEC"). You may read and copy these reports and other information at the public reference room of the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.

        We have filed a registration statement on Form S-3 with the SEC covering the securities described in this prospectus. For further information with respect to us and those securities, you should refer to our registration statement and its exhibits. You may inspect and copy the registration statement, including exhibits, at the SEC's Public Reference Room or website. We have summarized certain key provisions of contracts and other documents that we refer to in this prospectus. Because a summary may not contain all the information that is important to you, you should review the full text of each document. We have included copies of these documents as exhibits to our registration statement.

        The indentures pursuant to which the debt securities will be issued require us to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Quarterly and annual reports will be made available upon request of holders of the debt securities, which annual reports will contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities:

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  Our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2002;

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  Our Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2003;

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  Current Report on Form 8-K dated March 12, 2003;

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  The description of our capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994, and any amendment or report filed for the purpose of updating this description; and

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  Form 8-A/12B dated February 8, 2001, as amended.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at 1201 Third Avenue, Seattle, Washington 98101, telephone (206) 461-3187, attention Investor Relations Department WMT0735.

        You should rely only on the information contained or incorporated by reference in this prospectus, any supplemental prospectus or any pricing supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

FACTORS THAT MAY AFFECT FUTURE RESULTS

        An investment in our securities involves a high degree of risk. See "Factors That May Affect Future Results", which are incorporated by reference, under Item 1 of our Annual Report on Form 10-K for the Year Ended December 31, 2002, filed with the SEC, for a list of some of the risks and uncertainties you should consider before making an investment decision. See "Incorporation of Certain Documents by Reference" above for a discussion of our SEC filings incorporated by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as "expects," "anticipates," "intends," "plans," "believes, "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," or "may."

        Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.

WASHINGTON MUTUAL, INC.

        With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and commercial clients. At September 30, 2003, we had stockholders' equity of $20.53 billion. Based on consolidated total assets of $286.72 billion at September 30, 2003, Washington Mutual was the largest savings institution and the seventh largest banking company in the United States.

        Washington Mutual operates principally in California, Washington, Oregon, Florida, Texas and the greater New York/New Jersey metropolitan area, and has operations in 36 other states. Washington Mutual is divided into three operating segments:

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  Banking and Financial Services.  The Banking and Financial Services Group offers a comprehensive line of financial products and services to a broad spectrum of consumers and small to middle-market businesses. The Group serves 7.3 million consumer households and businesses through over 1,677 financial center stores, 64 commercial banking centers and 2,769 ATMs. The Group offers various deposit products including the Group's signature Free Checking accounts, as well as other personal and business checking accounts, savings accounts, money market deposit accounts and time deposit accounts.

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  Home Loans and Insurance Services.  The Home Loans and Insurance Services Group originates and services home loans, sells home loans in the secondary market, and manages our home loan portfolio. At September 30, 2003, Washington Mutual serviced a $764.45 billion loan portfolio predominantly consisting of home loans. The Group also provides insurance services to mortgage borrowers by offering homeowners, flood, earthquake and other property and casualty insurance products. The Group's products are offered to customers through multiple distribution channels, including 395 retail home loan stores, 37 wholesale home loan centers, correspondent channels, and directly to consumers through call centers and the internet.

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  Specialty Finance.  The Specialty Finance Group provides financing to developers, investors, mortgage bankers and homebuilders for the acquisition, construction and development of apartment buildings ("multi-family lending"), other commercial real estate and homes. The multi-family lending business accounts for a majority of the Group's revenues. The Group also services commercial real estate mortgages as part of its commercial asset management business and conducts a consumer finance business through Washington Mutual Finance Corporation's 428 branches.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. Examples of general corporate purposes include additions to working capital, repayment of existing debt, acquisitions, and office expansions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2003
1998	1999	2000	2001	2002
1.34	1.38	1.31	1.60	2.02	2.30

        For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated.

Year Ended December 31,
					Nine Months Ended September 30, 2003
1998	1999	2000	2001	2002
1.33	1.38	1.31	1.59	2.02	2.30

        For purposes of this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on borrowings and deposits, and the estimated interest portion of rent expenses.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the prospectus supplement relating to such Offered Debt Securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        The debt securities will be our general obligations. In the event that any series of debt securities will be subordinated to other securities that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Senior debt securities will be issued under the senior indenture dated as of August 10, 1999 between Washington Mutual, Inc. and The Bank of New York, as trustee, as supplemented by a first supplemental indenture dated as of August 1, 2002 and a second supplemental indenture dated as of November 20, 2002. References to the senior indenture in this prospectus will mean the senior indenture as supplemented. Subordinated debt securities will be issued under a second supplemental indenture to the subordinated indenture dated April 4, 2000 between us and The Bank of New York, as supplemented by the first supplemental indenture dated August 1, 2002. References to the subordinated indenture in this prospectus will mean the subordinated indenture as supplemented. Together the senior indenture and the subordinated indenture and the supplemental indentures thereto are called the "indentures."

        We have summarized selected provisions of the indentures below. The senior indenture and form of subordinated indenture have been filed as exhibits to the registration statement filed with the SEC and you should read the indentures for provisions that may be important to you. Accordingly, the following summary is qualified in its entirety by reference to the provisions of the indentures. Unless otherwise specified, capitalized terms used in this summary have the meanings specified in the indentures.

General

        The indentures do not limit the aggregate principal amount of debt securities which may be issued under the indentures and provide that debt securities may be issued from time to time in one or more series. The indentures do not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which may be issued by us or our subsidiaries.

        Unless otherwise provided in a prospectus supplement, the debt securities will be our unsecured obligations. The senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of ours. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness including our senior debt securities as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

        The debt securities are our obligations exclusively. Because our operations are currently conducted substantially through our subsidiaries, our cash flow and the consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds to us by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due with respect to the debt securities or to make funds available therefor, whether by dividends, loans or other payments. In addition, the payment to us of dividends and certain loans and advances by our subsidiaries may be subject to certain statutory or contractual restrictions. Payments are contingent upon the earnings of the subsidiaries, and are subject to various business considerations.

        The debt securities will be effectively subordinated to all liabilities, including deposits, of our subsidiaries. At September 30, 2003, our subsidiaries had $164.14 billion of deposits and $79.14 billion of debt outstanding. Any right we may have to receive assets of a subsidiary upon its liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of a subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any liabilities of the subsidiary senior to liabilities held by us. Our principal subsidiary, Washington Mutual Bank, F.A., has an existing program pursuant to which it may sell up to an additional $15 billion of senior and subordinated debt securities.

        The debt securities may be issued in fully registered form without coupons ("registered securities") or in bearer form with or without coupons ("bearer securities") or in the form of one or more global securities (each a "Global Security"). Registered securities that are book-entry securities will be issued as registered Global Securities. Bearer securities may be issued in the form of temporary or definitive Global Securities. Unless otherwise provided in the prospectus supplement, the debt securities will be only registered securities. The debt securities will be issued, unless otherwise provided in the prospectus supplement, in denominations of $1,000 or an integral multiple thereof for registered securities, and in denominations of $5,000 or an integral multiple thereof for bearer securities.

        The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the Offered Debt Securities:

  (1)
  the title of the Offered Debt Securities;

  (2)
  whether the Offered Debt Securities are senior debt securities or subordinated debt securities;

  (3)
  the percentage of principal amount at which the Offered Debt Securities will be issued;

  (4)
  any limit on the aggregate principal amount of the Offered Debt Securities;

  (5)
  the date or dates on which the Offered Debt Securities will mature and the amount or amounts of any installment of principal payable on such dates;

  (6)
  the rate or rates (which may be fixed or variable) per year at which the Offered Debt Securities will bear interest, if any, or the method of determining such rate or rates and the date or dates from which such interest, if any, will accrue;

  (7)
  the date or dates on which interest, if any, on the Offered Debt Securities will be payable and the regular record dates for such payment dates;

  (8)
  the terms of any sinking fund and the obligation, if any, of ours to redeem or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions;

  (9)
  the portion of the principal amount of Offered Debt Securities that is payable upon declaration of acceleration of the maturity of the Offered Debt Securities;

  (10)
  whether the Offered Debt Securities will be issued in registered form without coupons, in bearer form with or without coupons, including temporary and definitive global form, or a combination thereof and the circumstances, if any, upon which such Offered Debt Securities may be exchanged for Offered Debt Securities issued in a different form;

  (11)
  whether the Offered Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities;

  (12)
  whether and under what circumstances we will pay additional amounts to any holder of Offered Debt Securities who is not a United States person in respect of any tax, assessment or other governmental charge required to be withheld or deducted and, if so, whether we will have the option to redeem rather than pay any additional amounts;

  (13)
  the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to the Offered Debt Securities shall be payable;

  (14)
  the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for our common stock, preferred stock, other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

  (15)
  if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  (16)
  any authenticating or paying agent, transfer agent or registrar;

  (17)
  the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets; and

  (18)
  certain other terms, including our ability to satisfy and discharge our obligations under an indenture with respect to the Offered Debt Securities.

        No service charge will be made for any transfer or exchange of the debt securities except for any tax or other governmental charge.

        Debt securities of a single series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be issued at or above par or with an original issue discount, and may otherwise vary, all as provided in the indentures. The prospectus supplement for any debt securities issued above par or with an original issue discount will state any applicable material federal income tax consequences and other special considerations.

Subordination of Subordinated Debt Securities

        Payment of the principal of (and premium, if any) and interest, if any, on the subordinated debt securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined herein). At September 30, 2003, we had an aggregate par value of $2.90 billion in Senior Debt and a par value of $845 million in Subordinated Debt (as defined herein) (exclusive of our subsidiaries). The subordinated indenture does not limit or restrict our ability to incur additional Senior Debt, but certain of our other debt instruments contain such limitations.

        In the event of any sale pursuant to any judgment or decree in any proceeding by or on behalf of any holder, or of any distribution, division or application of all or any part of our assets to our creditors by reason of any liquidation, dissolution or winding up of us or any receivership, insolvency, bankruptcy or similar proceeding relative to us or our debts or properties, then the holders of Senior Debt shall be preferred in the payment of their claims over the holders of the subordinated debt securities, and such Senior Debt shall be satisfied in full before any payment or other distribution (other than securities which are subordinate and junior in right of payment to the payment of all Senior Debt then outstanding) shall be made upon the subordinated debt securities. In the event that any subordinated debt security is declared or becomes due and payable before its maturity because of an occurrence of an event of default (under circumstances not described in the preceding sentence), no amount shall be paid in respect of the subordinated debt securities in excess of current interest payments, except sinking fund payments or at maturity, unless all Senior Debt then outstanding shall have been paid in full or payments satisfactory to the holders thereof provided therefor. During the continuance of any default on Senior Debt, no payments of principal, sinking fund, interest or premium shall be made with respect to any Subordinated Debt Security if either (i) notice of default has been given to us, provided judicial proceedings are commenced in respect thereof within 120 days, or (ii) judicial proceedings shall be pending in respect of such default. In the event that any subordinated debt security is declared or becomes due and payable before maturity, each holder of Senior Debt shall be entitled to notice of same and shall be entitled to declare payable on demand any Senior Debt outstanding to such holder.

        "Debt" is defined in the indentures to include all indebtedness of ours or any Consolidated Subsidiary representing money borrowed, except indebtedness owed to us by any Consolidated Subsidiary or owed to any Consolidated Subsidiary by us or any other Consolidated Subsidiary, and includes indebtedness of any other person for money borrowed when such indebtedness is guaranteed by us or any Consolidated Subsidiary. The term "Debt" shall be deemed to include the liability of ours or any Consolidated Subsidiary in respect of any investment or similar certificate, except to the extent such certificates are pledged by purchasers as collateral for, and are offset by, receivables. "Senior Debt" is defined to mean all Debt of the Company except Subordinated Debt. "Subordinated Debt" is defined to mean our 7.875% Senior Subordinated Notes Due 2004, 8.875% Subordinated Notes due 2007 and 8.25% Subordinated Notes due 2010 and any other Debt of ours which is subordinate and junior in right of payment to any other Debt of ours by the terms of the instrument creating or evidencing such Subordinate Debt and senior to the Junior Subordinated Notes. "Junior Subordinated Notes" is defined to mean our 8.375% Junior Subordinated Debentures due 2027, 8.206% Subordinated Deferrable Interest Notes due 2027, 8.36% Subordinated Notes due 2026, 8.25% Subordinated Deferrable Interest Notes due 2025 and 5.375% Subordinated Defeasible Interest Debentures due 2041.

        Subordinated debt securities will rank on a parity with all other Subordinated Debt other than the Junior Subordinated Notes. Subordinated debt securities are senior to the Junior Subordinated Note and to our common stock and preferred stock, and will be senior to any other class of capital stock which may be authorized.

Exchange, Registration and Transfer

        Registered securities (other than book-entry securities) of any series of Offered Debt Securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. At the holder's option, if debt securities of any series are issuable as both registered securities and bearer securities, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series may be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities with coupons appertaining thereto surrendered in exchange for registered securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest due on such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        Debt securities may be presented for exchange as provided above, and registered securities (other than book-entry securities) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in the prospectus supplement. No service charge will be charged for the transfer, but any tax or other governmental charge must be paid. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of debt securities.

        In the event of any redemption in part, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (b) if debt securities of the series are issuable only as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  •
  exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption.

        For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "—Global Securities".

Payment and Paying Agents

        Unless otherwise provided in a prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on bearer securities will be payable in U.S. dollars, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as we may designate from time to time, and payment of interest on bearer securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. No payment of interest on a bearer security will be made unless, on the earlier of the date of the first such payment by us or the delivery by us of the bearer security in definitive form, a written certificate in the form required by the applicable indenture is provided to the trustee. The certificate shall state that on such date the bearer security is owned by:

  •
  a person that is not a United States person,

  •
  a United States person that (a) is a foreign branch of a United States financial institution purchasing for its own account or for resale or (b) acquired and holds the bearer security through the foreign branch of a United States financial institution (and, in the case of either (a) or (b), such financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder) or

  •
  a financial institution purchasing for resale during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") and, in any case, if any such owner is a financial institution, such financial institution has not acquired the bearer security for purposes of resale to United States persons or to persons within the United States (as defined under "—Limitations on Issuance of Bearer Securities").

        Presentation of coupons for payment or other demands for payment of bearer securities must be made outside the United States, and no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

        Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on bearer securities will be made at the office of our Paying Agent in The City of New York, only if:

  •
  despite the appointment of Paying Agents outside the United States, payment of the full amount thereof at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions,

  •
  such payment is then permitted by applicable laws, and

  •
  we would not suffer any fiscal or other sanction as a result of our appointing a Paying Agent in The City of New York.

        Unless otherwise provided in the prospectus supplement, payment of principal of (and premium, if any) and interest, if any, on registered securities will be made in U.S. dollars at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise provided in a prospectus supplement, payment of any installment of interest on registered securities will be made to the Person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

        Unless otherwise provided in a prospectus supplement, the Corporate Trust Office of the trustee will be designated as our sole Paying Agent for payments with respect to Offered Debt Securities that are issuable solely as registered securities and the office of the trustee or its affiliate as our Paying Agent in The City of New York for payments with respect to Offered Debt Securities (subject to the limitations described above in the case of bearer securities) that are issuable solely as bearer securities or as both registered securities and bearer securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by us for the Offered Debt Securities will be named in a prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the debt securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of such series.

        All moneys paid by us to a Paying Agent for the payment of principal of (and premium, if any) or interest, if any, on any debt security or coupon that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us and the holder of such debt security or coupon will thereafter look only to us for payment thereof.

Global Securities

        The debt securities of a series may be issued in whole or in part as one or more Global Securities that will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary located outside the United States (a "Common Depositary") identified in the prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form, and in either temporary or definitive form.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the Prospectus Supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

Book-Entry Securities

        Unless otherwise specified in a prospectus supplement, debt securities which are to be represented by a Global Security to be deposited with or on behalf of a U.S. Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of a Global Security in registered form, the U.S. Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for such Global Security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        So long as the U.S. Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture governing such debt securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture.

        Payment of principal of (and premium, if any) and interest, if any, on debt securities registered in the name of or held by a U.S. Depositary or its nominee will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such debt securities. We nor any trustee or Paying Agent, or the Security Registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the U.S. Depositary for debt securities of a series, upon receipt of any payment of principal of (and premium, if any) or interest on permanent Global Securities, will credit participants' accounts on the date such payment is payable in accordance with their respective beneficial interests in the principal amount of such Global Securities as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

        Unless and until it is exchanged in whole for debt securities in definitive form, a Global Security may not be transferred except as a whole by the U.S. Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a U.S. Depositary for debt securities in registered form is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue debt securities in definitive registered form in exchange for the Global Security or Securities representing such debt securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such debt securities registered in the name of the owner of such beneficial interest.

Temporary and Definitive Global Securities

        If so specified in a prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euro-clear System ("Euro-clear") and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such debt securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in a prospectus supplement, each such temporary Global Security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in a prospectus supplement, upon written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. No bearer security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States.

        Unless otherwise provided in a prospectus supplement, interest in respect of any portion of a temporary Global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive debt securities will be paid to each of Euro-clear and CEDEL with respect to the portion of the temporary Global Security held for its account upon delivery to the Trustee of a certificate of non-United States beneficial ownership signed by Euro-clear or CEDEL, as the case may be, in the form required by the applicable indenture dated no earlier than such Interest Payment Date.

        If any debt securities of a series are issuable in definitive global bearer form, a prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such definitive Global Security may exchange such interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a definitive Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. A Person having a beneficial interest in a definitive Global Security, except with respect to payment of principal of (and premium, if any) and interest, if any, on such definitive Global Security, will be treated as a holder of such principal amount of outstanding debt securities represented by such definitive Global Security as shall be specified in a written statement of the holder of such definitive Global Security or, in the case of a definitive Global

Security in bearer form, of Euro-clear or CEDEL which is produced to the Trustee by such Person. Principal of (and premium, if any) and interest, if any, on a definitive Global Security will be payable in the manner described in a prospectus supplement.

        In connection with the sale of a bearer security during the "restricted period," as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations (generally, the first 40 days after the closing date and, with respect to unsold allotments, until sold), no bearer security (including a definitive bearer security in global form) shall be mailed or otherwise delivered to any location in the United States and a bearer security sold during the restricted period may be delivered only if the person entitled to receive such bearer security (including a definitive bearer security in global form) furnishes written certification (as described under "—Payment and Paying Agents") of non-United States beneficial ownership. See "—Limitations on Issuance of Bearer Securities".

Limitations on Issuance of Bearer Securities

        Generally, in compliance with United States federal tax laws and regulations, bearer securities may not be offered or sold during the restricted period (as defined under "—Global Securities—Temporary and Definitive Global Securities") or delivered in connection with their sale during the restricted period in the United States or to United States persons (each as defined below) other than foreign branches of United States financial institutions that agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code or that purchase for resale during the restricted period only to non-United States persons outside the United States. Any underwriters, agents and dealers participating in the offering of debt securities must agree that they will not offer or sell any bearer securities in the United States or to United States persons (other than the financial institutions described above) or deliver bearer securities within the United States.

        Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". The Code Sections referred to in the legend provide that, with certain exceptions, a United States person holding a bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such bearer security or coupon.

        As used in this prospectus, "United States person" means:

  •
  an individual citizen or resident of the United States,

  •
  a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate or trust the income of which is subject to United States federal income taxation regardless of its source or

  •
  a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States fiduciaries have the authority to control all substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.

Absence of Restrictive Covenants

        We are not restricted by either of the indentures from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations or from creating liens on our property for any purpose. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indentures do not contain provisions which afford holders of the debt securities protection in the event of a highly leveraged transaction involving us.

Merger and Consolidation

        Each indenture provides that we, without the consent of the holders of any of the outstanding debt securities, may consolidate with or merge into any other corporation or transfer or lease our properties and assets substantially as an entirety to any Person or may permit any corporation to merge into us, provided that:

  •
  the successor is a corporation organized under the laws of any domestic jurisdiction;

  •
  the successor, if other than us, assumes our obligations under such indenture and the debt securities issued thereunder;

  •
  immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  certain other conditions are met

        Each indenture provides that, upon any consolidation or merger or transfer or lease of our properties and assets of substantially as an entirety in accordance with the preceding paragraph, the successor corporation formed by such consolidation or into which we are merged or to which such transfer or lease is made shall be substituted for us with the same effect as if such successor corporation had been named as us. Thereafter, we shall be relieved of the performance and observance of all obligations and covenants of such indenture and the senior debt securities or subordinated debt securities, as the case may be, including but not limited to the obligation to make payment of the principal of (and premium, if any) and interest, if any, on all the debt securities then outstanding, and we may thereupon or any time thereafter be liquidated and dissolved.

Satisfaction and Discharge

        Unless a prospectus supplement provides otherwise, we will be discharged from our obligations under the outstanding debt securities of a series upon satisfaction of the following conditions:

  •
  we have irrevocably deposited with the trustee either money, or U.S. Government Obligations together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or a combination of which (in the written opinion of independent public accountants delivered to the trustee), will be sufficient to pay and discharge the entire principal of (and premium, if any), and interest, if any, to Stated Maturity or any redemption date on, the outstanding debt securities of such series;

  •
  we have paid or caused to be paid all other sums payable with respect to the outstanding debt securities of such series;

  •
  the trustee has received an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent have been complied with; or

  •
  the trustee has received (a) a ruling directed to us and the trustee from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option to discharge our obligations under the indenture with respect to such series and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred or (b) an opinion of tax counsel to the same effect as the ruling described in clause (a) above and based upon a change in law.

Upon such discharge, we will be deemed to have satisfied all the obligations under the indenture, except for obligations with respect to registration of transfer and exchange of the debt securities of such series, and the rights of the holders to receive from deposited funds payment of the principal of (and premium, if any) and interest, if any, on the debt securities of such series.

Modification of the Indenture

        Each indenture provides that we and the trustee thereunder may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding any additional Events of Default, establishing the form or terms of debt securities or curing ambiguities or inconsistencies in such indenture or making other provisions; provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect.

        Each indenture contains provisions permitting us, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or modifying the rights of the holders of the debt securities of such series, except that no such supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

  (1)
  change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

  (2)
  reduce the principal amount thereof (or any premium thereon) or the rate of interest, if any, thereon;

  (3)
  reduce the amount of the principal of Original Issue Discount Securities payable on any acceleration of maturity;

  (4)
  change our obligation to maintain an office or agency in the places and for the purposes required by such indenture;

  (5)
  impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date;

  (6)
  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such indenture; or

  (7)
  with certain exceptions, to modify the provisions for the waiver of certain defaults and any of the foregoing provisions.

Events of Default

        An Event of Default in respect of any series of debt securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in each indenture to be:

  •
  failure to pay interest on such series of debt securities for 30 days after payment is due;

  •
  failure to pay the principal of (or premium, if any) on such series of debt securities when due;

  •
  failure to perform any other covenant in the indenture that applies to such series of debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

  •
  an event of default under any mortgage, indenture (including the indenture) or other instrument under which any debt of Washington Mutual, Inc. or any Principal Subsidiary Bank (defined below) shall be outstanding which default shall have resulted in the acceleration of such debt in excess of $75,000,000 in aggregate principal amount and such acceleration shall not have been rescinded or such debt discharged within a period of 30 days after notice;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for in such series of debt securities.

"Principal Subsidiary Bank" is defined in the indenture as each of Washington Mutual Bank, FA and any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of Washington Mutual, Inc. and its subsidiaries. As of the date hereof, Washington Mutual Bank, FA is our only Principal Subsidiary Bank.

        If an Event of Default shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal of all of the outstanding notes to be immediately due and payable.

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee, with respect to the debt securities of such series; provided that:

  •
  such direction shall not be in conflict with any rule of law or with the indenture,

  •
  the trustee may take any other action deemed proper that is not inconsistent with such direction and

  •
  the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of debt securities of such series not taking part in such direction.

        Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the outstanding debt securities of such series waive any past default under such indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest, if any, on any of the debt securities of such series or (2) in respect of a covenant or provision of such indenture which, under the terms of such indenture, cannot be modified or amended without the consent of the holders of all of the outstanding debt securities of such series affected thereby.

        Each indenture contains provisions entitling the trustee thereunder, subject to the duty of the trustee during an Event of Default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under such indenture at the request of the holders of the debt securities of such series.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance of any covenant of ours under such indenture other than for the payment of the principal of (or premium, if any) or any interest on, or any sinking fund installment with respect to, any of the debt securities of such series. The term default for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the debt securities of such series.

        We will be required to furnish annually to the trustee a certificate as to compliance with all conditions and covenants under the indenture.

Meetings

        Each indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee under the applicable indenture, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with "—Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum at a meeting of holders of debt securities of such series, except that in the absence of a quorum, a meeting called by us or the trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days, at which further adjourned meeting persons entitled to vote 25% in aggregate principal amount of the outstanding debt securities of such series shall constitute a quorum. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above under "—Modification of the Indenture", and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the lesser of (1) the holders of a majority in principal amount of the outstanding debt securities of that series and (2) 66 2/3% in aggregate principal amount of outstanding debt securities of such series represented and voting at the meeting; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the lesser of (1) the holders of such specified percentage in principal amount of the outstanding debt securities of that series and (2) a majority in principal amount of outstanding debt securities of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons. With respect to any consent, waiver or other action which the applicable indenture expressly provides may be given by the holders of a specified percentage of outstanding debt securities of all series affected thereby (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected thereby favoring such action.

Notices

        Except as otherwise provided in each indenture, notices to holders of bearer securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such bearer securities and will be mailed to such Persons whose names and addresses were previously filed with the trustee under the applicable indenture, within the time prescribed for the giving of such notice. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the Security Register.

Title

        Title to any bearer securities and any coupons appertaining thereto will pass by delivery. We, the appropriate Trustee and any agent of ours or such Trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security (including registered securities in global registered form) as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions are summaries of the material terms of our Amended and Restated Articles of Incorporation ("articles of incorporation"), our bylaws and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, our articles of incorporation and bylaws, which are incorporated by reference in the registration statement that we filed with the SEC. You should read our articles of incorporation and bylaws for the provisions that are important to you.

        Our articles of incorporation currently authorize 1,600,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. On September 30, 2003, we had 913,854,221 shares of common stock outstanding. There were no shares of preferred stock outstanding.

Common Stock

        We do not intend to offer shares of our common stock pursuant to this prospectus except upon the conversion or exchange of debt securities or preferred stock that we offer under this prospectus.

        Each share of common stock is entitled to one vote on all matters properly presented at a meeting of shareholders. Shareholders are not entitled to cumulative voting in the election of directors.

        The number of our directors is determined by our bylaws. The bylaws currently set the number of directors at up to sixteen. Our board of directors is divided into three classes of as equal a number of directors as possible. The term of office of each class is three years, with each term expiring in a different year.

        Interested Stockholders.    Our articles of incorporation prohibit, except under certain circumstances, us (or any of our subsidiaries) from engaging in certain significant business transactions with a "major stockholder." A "major stockholder" is a person who, without the prior approval of our board of directors, acquires beneficial ownership of five percent or more of our outstanding voting stock. Prohibited transactions include, among others:

  •
  any merger with, disposition of assets to, acquisition by us of the assets of, issuance of securities of ours to, or acquisition by us of securities of, a major stockholder;

  •
  any reclassification of our voting stock or of any subsidiary beneficially owned by a major stockholder; or

  •
  any partial or complete liquidation, spin off, split off or split up of us or any subsidiary.

        The above prohibitions do not apply, in general, if the specific transaction is approved by:

  •
  our board of directors prior to the major stockholder involved having become a major stockholder;

  •
  a vote of at least 80% of the "continuing directors" (defined as those members of our board prior to the involvement of the major stockholder);

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  a majority of the "continuing directors" if the major stockholder obtained unanimous board approval to become a major stockholder;

  •
  a vote of 95% of the outstanding shares of our voting stock other than shares held by the major stockholder; or

  •
  a majority vote of the shares of voting stock and the shares of voting stock owned by stockholders other than any major stockholder if certain other conditions are met.

        Our articles of incorporation also provide that during the time a major stockholder exists, we may voluntarily dissolve only upon the unanimous consent of our stockholders or an affirmative vote of at least two-thirds of our board of directors and the holders of at least two-thirds of the shares entitled to vote on such a dissolution and of each class of shares entitled to vote on such a dissolution as a class, if any.

        Shareholder Rights Plan.    We have adopted a shareholder rights plan (the "Rights Plan") which provides that one right to purchase 1/1,000th of a share of our Series RP preferred stock (the "Rights") is attached to each outstanding share of our common stock. The Rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders. The Rights may cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board, but they will not interfere with any merger or other business combination that is approved by our board.

        The Rights are attached to the shares of our common stock. The Rights are not presently exercisable. At the time a party acquires beneficial ownership of 15% or more of the outstanding shares of our common stock or commences or publicly announces for the first time a tender offer to do so, the Rights will separate from the common stock and will become exercisable. Each Right entitles the holder to purchase 1/1,000th share of Series RP preferred stock, for an exercise price that is currently $200 per share. Once the Rights become exercisable, any Rights held by the acquiring party will be void and, for the next 60 days, all other holders of Rights will receive upon exercise of the Right that number of shares of our common stock having a market value of two times the exercise price of the Right. The Rights, which expire on January 4, 2011, may be redeemed by us for $0.001 per right prior to becoming exercisable. Until a Right is exercised, the holder of that Right will have no rights as a shareholder, including, without limitation, the right to vote or receive dividends.

Preferred Stock

        In this section we describe the general terms that will apply to preferred stock that we may offer by this prospectus in the future. When we issue a particular series, we will describe the specific terms of the series of preferred stock in a prospectus supplement. The description of provisions of our preferred stock included in any prospectus supplement may not be complete and is qualified in its entirety by reference to the description in our articles of incorporation and our certificate of designation, which will describe the terms of the offered preferred stock and be filed with the SEC at the time of sale of that preferred stock. At that time, you should read our articles of incorporation and any certificate of designation relating to each particular series of preferred stock for provisions that may be important to you.

        Our board of directors is authorized to provide for the issuance from time to time of preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of redemption, and the terms of any purchase or sinking funds applicable to the series. The terms of any series of preferred stock will be described in a prospectus supplement. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of our preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of common stock or for other corporate purposes.

DESCRIPTION OF DEPOSITARY SHARES

        We describe in this section the general terms of the depositary shares. We will describe the specific terms of the depositary shares in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary share certificate that will be filed with the SEC in connection with any particular offering of depositary shares.

General

        We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock.

        The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Withdrawal

        Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you are entitled to receive at that office the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

        If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

Conversion, Exchange and Redemption

        Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

        If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail Information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

        The depositary will try, if practical, to vote the preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to the preferred stock.

Amendment and Termination of the Deposit Agreement

        We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective, however, unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

  •
  all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities; or

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  there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with its duties under the deposit agreement. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters, or (v) through a combination of any such methods of sale.

        The distribution of the securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

        Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to the offering of the securities. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

        If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

        Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for our common stock, which is listed on The New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

LEGAL MATTERS

        The legality of the securities offered by this prospectus will be passed upon by Heller Ehrman White & McAuliffe LLP, Seattle, Washington. As of September 30, 2003, Heller Ehrman White & McAuliffe LLP and individual attorneys at the firm who participated in this transaction owned an aggregate of 13,793 shares of our common stock.

EXPERTS

        The consolidated financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001; SFAS No. 142, Goodwill and Other Intangible Assets, on January 1, 2002; and SFAS No. 147, Acquisitions of Certain Financial Institutions, on October 1, 2002), and have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

$850,000,000

$250,000,000 Floating Rate Notes due January 15, 2010
$600,000,000 4.20% Notes due January 15, 2010

Prospectus Supplement
December 13, 2004
(To prospectus dated November 6, 2003)

Joint Book-running Managers
Lehman Brothers	Morgan Stanley
ABN AMRO Incorporated
Banc of America Securities LLC
BNY Capital Markets, Inc.
Credit Suisse First Boston
Wachovia Securities
ISI Group Inc.
Ramirez & Co., Inc.
The Williams Capital Group, L.P.

QuickLinks

Table of Contents
ABOUT THIS PROSPECTUS SUPPLEMENT
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WASHINGTON MUTUAL, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
CERTAIN TERMS OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
UNDERWRITING
LEGAL OPINIONS
EXPERTS
TABLE OF CONTENTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FACTORS THAT MAY AFFECT FUTURE RESULTS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
WASHINGTON MUTUAL, INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS